EXHIBIT 23.2

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated April 14, 2011 relative to the financial statements of East Coast Diversified Corporation and Subsidiary as of December 31, 2010 and for  the  year then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

August 19, 2011